UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2009

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Press Release dated March 12, 2009

Item  1.01.  Entry into a Material Definitive Agreement;

Item  2.02.  Results of Operations and Financial Condition; and

Item  2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2009, Caliper Life Sciences, Inc. (“Caliper”) issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2008, as well as entry into a Second Amended and Restated Loan and Security Agreement (the “Credit Facility” or “the Agreement”) with Silicon Valley Bank (“SVB”) as of March 6, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2009.

The Credit Facility with SVB permits Caliper to borrow up to $25 million in the form of revolving loan advances, including up to $5 million in the form of letters of credit. Principal borrowings under the Credit Facility accrue interest at a floating annual rate equal to the prime rate plus one percent if Caliper’s unrestricted cash held at SVB exceeds or is equal to $20 million, or prime plus two percent if Caliper’s unrestricted cash held at SVB is below $20 million. Under the Credit Facility, Caliper is permitted to borrow up to $25 million, subject to a borrowing base limit consisting of (a) 80% of Eligible Accounts Receivable, as defined in the Agreement, plus (b) the lesser of 70% of Caliper’s unrestricted cash at SVB or $12 million; provided, that on each of the first three business days and each of the last three business days of each fiscal quarter, the borrowing base is (a) 80% of eligible accounts receivable, as defined,  plus (b) the lesser of 90% of Caliper’s unrestricted cash at SVB or $12 million. The Credit Facility matures on November 30, 2010. As of December 31, 2008, $14.9 million was outstanding under Caliper’s prior credit facility with SVB, which amount remained outstanding upon entering into the new Credit Facility. The Credit Facility serves as a source of capital for ongoing operations and working capital needs.

The Credit Facility contains traditional lending and reporting covenants, including certain financial covenants applicable to Caliper’s liquidity and earnings that are tested as of the last day of each quarter. The Credit Facility also includes a net liquidity clause, whereby if Caliper’s cash less outstanding borrowings falls below $0.5 million, SVB is then permitted to apply Caliper’s accounts receivable collections to its outstanding obligations under the Credit Facility.  Such amounts may be re-borrowed on a revolving basis pursuant to the defined borrowing base.  The Credit Facility also includes rights for SVB to accelerate the maturity of the debt, lower the borrowing base or stop making advances, if SVB determines, based upon its good faith business judgment, that events or conditions may adversely affect the value of the collateral securing the Credit Facility or Caliper’s ability to repay amounts outstanding under the Credit Facility.  The Credit Facility also includes several potential events of default such as payment default, material adverse change conditions and insolvency conditions that could cause interest to be charged at the interest rate in effect as of the date of default plus two percentage points, or in the event of any uncured events of default (including non-compliance with liquidity and earnings financial covenants), could result in SVB’s right to declare all outstanding obligations immediately due and payable.

The information in this report, including the exhibit hereto, relating to Caliper’s financial results for the fourth quarter and full year ended December 31, 2008 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Caliper Life Sciences, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless Caliper Life Sciences specifically states that it is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Document

99.1	Press release of Caliper Life Sciences, Inc. announcing financial results for the fourth quarter and full year ended December 31, 2008, issued on March 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

March 12, 2009	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and Chief Financial Officer